UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 16, 2001

SYNERGY TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-26721 (Commission File Number)	84-1379164 (I.R.S. Employer Identification No.)

Item 5. Other Events.

On January 16, 2001, the Board of Directors (the "Board") of Synergy Technologies Corporation, a Colorado corporation ("Synergy"), appointed Mr. Thomas E. Cooley as its Chief Executive Officer to replace Mr. John J. Gradek. Mr. Gradek had served as Synergy's Chief Executive Officer since August of 2000 and as a member of Synergy's Board since August of 1999.

Mr. Cooley has been with Synergy since its inception and presently sits on the Board. He has been instrumental in the forward progress of Synergy's two technologies. Mr. Cooley has more than 35 years of technical and executive experience in the petrochemical industry, which the Board believes makes him the best possible candidate to guide the Company through the next stages of development and technological commercialization.

The Board also removed Mr. Gradek as a member of the Board and filled the vacancy caused by Mr. Gradek's removal by electing Mr. Barry J. Coffey as member of the Board. Mr. Coffey is a senior human resources and operations executive with broad domestic and international experience spanning more than 20 years. Mr. Coffey has held several senior management positions including RJR Nabisco, Sony Corporation and managing partner of QED Consulting, a global management consulting firm. Mr. Coffey presently serves as the Senior Vice President, Human Resources, at PartMiner Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNERGY TECHNOLOGIES CORPORATION

By:/s/ THOMAS E. COOLEY
Name: Thomas E. Cooley
Title: Chief Executive Officer
Dated: January 30, 2001